UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2011

CASCADE MICROTECH, INC.

(Exact name of registrant as specified in its charter)

OREGON	000-51072	93-0856709
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2430 N.W. 206th Avenue Beaverton, Oregon 97006 (503) 601-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 9, 2011, Cascade Microtech, Inc. (the “Company”) issued a press release announcing its financial results for the quarter and year ended December 31, 2010, and its expectations as to the Company’s financial results for the quarter ending March 31, 2011. The press release contains forward-looking statements regarding the Company, and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

The press release issued February 9, 2011 is furnished herewith as Exhibit No. 99.1 to this Report, and shall not be deemed filed for purposes of Section 18 of the Exchange Act.

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On February 3, 2011, the Management Development and Compensation Committee of the Company’s Board of Directors made awards of cash, restricted stock units and stock options to the Company’s executive officers pursuant to the Company’s executive compensation plans, including awards to the executive officers and in the amounts as set forth in the table below. The stock options have a per share exercise price of $6.28 and vest annually over 4 years. Except as otherwise noted, the restricted stock units vest over five years, with 12.5 percent vesting on each of the first and fifth anniversaries of the grant date and 25 percent vesting on each of the second, third and fourth anniversaries of the grant date.

Name	Title	Cash	Stock Options	Restricted Stock Units
Michael Burger	President and Chief Executive Officer	$—	11,644	18,551	*
Steven Harris	Executive Vice President	26,141	15,869	8,967	*
Paul O’Mara	Vice President, Sales and Customer Support	26,497	12,196	7,472	*

*	Includes for Mr. Berger 14,364 Restricted Stock Units vesting annually over two years, and includes for Messrs. Harris and O’Mara, respectively, 3,439 and 2,866 Restricted Stock Units vesting annually over four years.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

99.1	Press Release issued by Cascade Microtech, Inc. dated February 9, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on February 9, 2011.

CASCADE MICROTECH, INC.
(Registrant)

By	/s/ Jeff A. Killian
Jeff A. Killian
Vice President and Chief Financial Officer